REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders of Papp Small & Mid-Cap Growth Fund, Inc.:


We have audited the accompanying statement of assets and liabilities of the Papp Small & Mid-Cap Growth Fund, Inc., including the schedule of portfolio investments as of December 31, 2000, the related statements of operations and changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the two years then ended, and for the period from December 15, 1998 (date of commencement of operations) through December 31, 1998. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights.
  Our procedures included confirmation of securities owned as of December 31, 2000, by correspondence with the custodian and brokers.
  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Papp Small & Mid-Cap Growth Fund, Inc.
 as of December 31, 2000, the results of its operations and changes in its net assets for each of the two years in the period then ended, and its financial highlights for each of the two years in the period then ended, and the period from December 15, 1998 (date of commencement of operations) through December 31, 1998, in conformity with accounting principles generally accepted in the United States.



ARTHUR ANDERSEN LLP
Phoenix, Arizona,
January 24, 2001